Exhibit 99.2

MEDIA ADVISORY

February 23, 2026

Contact:

Seaport Entertainment Group

Media@seaportentertainment.com

SEAPORT ENTERTAINMENT GROUP AND JEAN-GEORGES RESTAURANTS
ADDRESS CLOSURE OF THE TIN BUILDING AND REAFFIRM PARTNERSHIP

Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” or “SEG”) and Jean-Georges Restaurants today announced that the Tin Building by Jean-Georges will close its operations effective February 23, 2026. SEG and Jean-Georges Restaurants will continue their longstanding partnership and are actively exploring opportunities to bring several popular Tin Building concepts and offerings to new spaces, both in the Seaport and across New York City.

“Re-establishing the historic Tin Building was an extraordinary opportunity to celebrate food, community, and New York’s rich culinary traditions in one of the city’s most iconic settings,” said Jean-Georges Vongerichten. “I’m proud of what our team accomplished in this special place, and excited to continue our partnership with Seaport Entertainment Group as we explore new ideas in the Seaport and beyond.”

Seaport Entertainment Group will continue to maintain its 25% ownership of Jean-Georges Restaurants, and the closure of the Tin Building does not change Jean-Georges’ commitment to the Seaport neighborhood. Together, they plan to continue developing the Seaport and New York City’s culinary landscape.

“Jean-Georges remains an important partner for SEG and we are grateful for his vision in reimagining the Tin Building as a premier culinary destination in New York City,” said Matt Partridge, President and Chief Executive Officer of Seaport Entertainment Group. “We look forward to working with Jean-Georges and his team as we continue to revitalize the Seaport and deliver on our commitment to support our growing residential community, as well as provide unparalleled hospitality experiences throughout the neighborhood.”

Safe Harbor and Forward-Looking Statements

This media advisory includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning Seaport Entertainment Group’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on Seaport Entertainment Group’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including the risks and uncertainties discussed in filings with the Securities and Exchange Commission, including Seaport Entertainment Group’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this media advisory. Seaport Entertainment Group undertakes no obligation to update or revise any forward-looking statements for events or circumstances that arise after the date of this media advisory, except as may be required by applicable law.

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